NEWS RELEASE

For further information, contact:

Jody Littrell	(812) 376-1899
Greg Ehlinger	(812) 376-1935
Conference call 4:30 p.m. EDT, October 19, 2000	(800) 837-9710

October 19, 2000	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES

THIRD QUARTER EARNINGS

(Columbus, IN) Irwin Financial Corporation (NASDAQ-NMS: IRWN) today announced net income for the third quarter of 2000 of $9.1 million or $0.43 per share compared with $8.7 million or $0.40 per share a year earlier, an increase in earnings per share of 7.5%. Year-to-date, net income has totaled $26.1 million or $1.23 per share, an increase of 7.0%. Total net revenues in the quarter were $79.2 million, compared with $65.1 million in the third quarter of 1999, an increase of 21.6%.

Return on average equity in the third quarter was 21.0% and the return on average assets was 1.67%.

The quarter was marked by continued strong performance at the Corporation's home equity line of business.

Lines of Business

The Corporation's home equity lending business (www.ihe.com) earned $4.0 million, ($6.7 million pre-tax), in the third quarter, compared with $2.6 million pre-tax a year earlier, a 162.6% pre-tax improvement. Home equity loan and line of credit originations totaled $193.0 million in the quarter, an increase of $95.4 million or 97.8% compared with a year earlier. The owned portfolio of home equity loans and lines of credit totaled $1.1 billion at quarter-end, compared with $0.7 billion a year earlier, an increase of 42.7%. The improvement in net income was primarily the result of a $7.6 million or 187.1% increase in gain on sale revenues, reflecting a 179.1% increase in the principal balance of loans delivered to the secondary market. Origination fees and points increased to $4.7 million, a $3.1 million or 203.1% year-over-year increase.

In addition, the home equity business completed three separate transactions significant to continued development of its growth strategy.

*

The company successfully completed its 11th asset-backed transaction with the sale of approximately $350 million of asset-backed AAA-rated bonds and a AAA-rated interest-only strip. The securities are to be collateralized by a pool of home equity loans and lines of credit that include loans with 100% and 125% combined loan-to-value ratios.

*

Separately, the company sold 38% of the residual interest in home equity loans (representing approximately $125 million of unpaid principal balance) previously securitized in December 1999. Consistent with two previous residual sales, the company sold the residual interest for a price equal to its current carrying value, establishing a market value for this residual consistent with the company's valuation assumptions.

*

Finally, early in the fourth quarter, the company acquired the residual interest, servicing rights and related whole loans of an approximately $400 million pool of previously securitized home equity lines of credit. The collateral supporting the pool is seasoned lines of credit predominantly up to 100% combined loan-to-value and similar in credit quality and yield to lines of credit originated by the company. Based on its interpretation of recently proposed federal banking regulations, the company believes the acquisition of the interest-only strip would qualify as a purchased residual interest for purposes of capital treatment.

Net income at the Corporation's mortgage banking subsidiary (www.irwinmortgage.com) totaled $3.7 million, a decrease of $2.8 million or 42.9% compared with third quarter 1999 earnings of $6.5 million. The decline principally reflected decreased loan origination fees, lower interest income due to reduced volume resulting from higher interest rates, and lower absorption of fixed costs.

Mortgage loan originations totaled $1.0 billion, down $0.3 billion or 24.5% from a year earlier. Refinanced loans accounted for 13.2% of originations in the third quarter, compared with 15.9% a year earlier. The company's owned mortgage servicing portfolio totaled $10.0 billion as of September 30, 2000, a year-over-year decrease of 4.8%, reflecting the company's decision to sell selected portions of the portfolio to take advantage of increasing values as interest rates have risen. The capitalized value of the company's servicing portfolio increased to $133.3 million as of September 30, 2000, compared with $127.9 million a year earlier, a 4.2% increase, primarily reflecting positive valuation adjustments resulting from slower prepayment speeds. The total economic value of the servicing portfolio at quarter end was $203.0 million, which was $69.7 million greater than the capitalized value.

Net income for the commercial banking line of business (www.irwinunion.com) totaled $1.8 million in the third quarter, a decrease of $0.1 million or 4.3% from a year earlier, principally reflecting expenses related to the company's expansion activities. During the third quarter, the Bank successfully opened new markets in Louisville and Salt Lake City and hired personnel to start up markets in Las Vegas and Phoenix, continuing the progress of its strategy of identifying metropolitan markets which have undergone disruptive commercial bank merger and acquisition activity, while staffing the markets with experienced, senior lending officers. The amount of the increases in compensation, office support, and related capital expense charges were in line with management's expectations.

The bank's loan portfolio of $974.5 million increased $324.2 million, or 49.8% year-over-year. The net interest margin for the Bank was 4.40%, compared with 4.89% a year earlier reflecting higher cost sources of funds. The Bank's net charge-offs totaled $103 thousand during the third quarter, compared with $121 thousand a year earlier. The Bank's 30-day and greater commercial loan delinquency was 0.29% as of September 30, 2000, compared with 1.03% a year earlier.

The Corporation's leasing line of business, Irwin Business Finance (www.irwinBF.com), incurred a pre-tax loss of $0.6 million during the third quarter. This loss was in line with management's expectations reflecting the start-up phase of the company's development. As previously reported, the company completed its acquisition of a 78% ownership position in Onset Capital Corporation, a Canadian small-ticket equipment leasing company. The leasing line of business originated $27.8 million in leases in the quarter and had a portfolio at quarter-end of $128.2 million, including $60.8 million acquired as part of the Onset acquisition.

Irwin Ventures (www.irwinventures.com), the Corporation's venture capital subsidiary, lost $0.2 million in the second quarter, reflecting operating expenses. There were no valuation adjustments in the company's investment portfolio during the quarter. The company's investment portfolio has a $12.9 million carrying value and a $4.1 million cost basis.

Balance Sheet

The Corporation's assets totaled $2.2 billion as of September 30, 2000, a $0.5 billion increase from a year earlier, principally reflecting a 67.0% increase in portfolio commercial loans and leases.

Nonperforming assets (including other real estate owned of $3.0 million) were $7.9 million or 0.37% of total assets as of September 30, 2000, down from $8.9 million or 0.53% of total assets a year earlier. The Corporation's allowance for loan losses totaled $12.6 million as of September 30, 2000, compared with $8.8 million a year earlier. The ratio of allowance for loan losses to total loans was 1.13%, compared with 1.32% a year earlier reflective of the growth of the Corporation's loan and lease portfolio. The ratio of allowance for loan losses to nonperforming loans totaled 257% at quarter-end.

The Corporation had $181.1 million in shareholders' equity as of September 30, 2000, an increase of 14.1%. Shareholders' equity as of September 30, 2000, was $8.55 per common share, a year-over-year increase of 15.2%. The Corporation's Tier 1 Leverage Ratio and Total Risk-based Capital Ratio were 12.0% and 11.1%, respectively, compared with 12.6% and 14.3% a year earlier.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five major subsidiaries -- Irwin Mortgage Corporation, Irwin Home Equity Corporation, Irwin Union Bank and Trust Company, Irwin Business Finance, and Irwin Ventures Inc. -- provides a broad range of consumer and commercial financial services in selected markets in North America.

This press release contains forward-looking statements that are based on management's expectations, estimates, projections and assumptions. These statements and estimates include but are not limited to projections of business strategies and future activities, but are not guarantees of future performance and involve uncertainties that are difficult to predict. Words such as "believes" and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of business strategies and future activities. Actual future results may differ materially from what is projected due to a variety of factors including potential changes in interest rates, which may affect consumer demand for loans and lines of credit; refinancing opportunities, which may affect the prepayment assumptions used in the Corporation's valuation estimates; competition from other financial service providers for experienced managers as well as for customers; changes in the proposed regulatory treatment of purchased residual interests, unanticipated difficulties in expanding the Corporation's businesses, availability of appropriate investment opportunities, legislative or regulatory changes, or governmental changes in monetary or fiscal policies. For additional explanation of various factors that may affect our future results, refer to the Management Discussion and Analysis in the Corporation's 10-K which is on file with the SEC.

Financial Statements

IRWIN FINANCIAL CORPORATION
Selected Consolidated Financial Highlights
(In thousands)			%
	2000	1999	Change
Third Quarter

Net Interest Income	$22,049	$18,546	18.9%
Provision for Loan and Lease Losses	(1,356)	(364)	272.5
Noninterest Income	58,474	46,933	24.6
Total Net Revenues	79,167	65,115	21.6
Noninterest Expense	62,748	49,497	26.8
Preferred Securities Distribution	1,174	1,174	0.0
Income before Income Taxes	15,245	14,444	5.5
Income Taxes	6,117	5,733	6.7
Net Income	$9,128	$8,711	4.8
Dividends on Common Stock	$1,259	$1,073	17.3

Net Income Per Common Share - Diluted	$0.43	$0.40	7.5
Net Income Per Common Share - Basic	0.43	0.41	4.9
Dividends Per Common Share	0.06	0.05	20.0
Common Stock Market Price:
High	$17.00	$24.94	-31.8
Low	13.44	19.31	-30.4

Net Charge-Offs	647	227	185.0

Performance Ratios - Quarter to Date:
Return on Average Assets	1.67%	2.10%
Return on Average Common Equity	21.04%	22.31%

Year to Date

Net Interest Income	$63,873	$54,254	17.7%
Provision for Loan and Lease Losses	(3,610)	(3,895)	-7.3
Noninterest Income	161,491	154,994	4.2
Total Net Revenues	221,754	205,353	8.0
Noninterest Expense	174,720	159,326	9.7
Preferred Securities Distribution	3,523	3,523	0.0
Income before Income Taxes	43,511	42,504	2.4
Income Taxes	17,397	17,208	1.1
Net Income	$26,114	$25,296	3.2
Dividends on Common Stock	$3,776	$3,235	16.7

Net Income Per Common Share - Diluted	$1.23	$1.15	7.0
Net Income Per Common Share - Basic	1.24	1.17	6.0
Dividends Per Common Share	0.18	0.15	20.0
Common Stock Market Price:
High	$18.50	$28.88	-35.9
Low	13.44	17.50	-23.2
Closing	16.38	20.06	-18.4

Net Charge-Offs	1,402	932	50.4

Performance Ratios - Year to Date:
Return on Average Assets	1.82%	2.04%
Return on Average Common Equity	20.88%	22.15%

At September 30:

Loans Held for Sale	$490,690	$511,007	-4.0%
Loans in Portfolio	1,117,746	669,375	67.0
Allowance for Loan and Lease Losses	12,629	8,803	43.5
Total Assets	2,150,122	1,662,531	29.3
Total Deposits	1,320,164	875,933	50.7
Shareholders' Equity	181,065	158,755	14.1
Shareholders' Equity available to Common Shareholders	$8.55	$7.42	15.2
Average Common Equity/Average Assets (YTD)	8.71%	9.23%
Tier I Capital	230,102	208,462	10.4
Tier I Leverage Ratio	12.01%	12.60%
Total Risk-based Capital Ratio	11.15%	14.35%
Nonperforming Assets to Total Assets	0.37%	0.53%
Common Shares Outstanding	21,004	21,388	-1.8

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business
(In thousands)
			%
Mortgage Banking	2000	1999	Change
Third Quarter

Net Interest Income	$3,322	$6,061	-45.2%
Provision for Loan Losses	45	62	n/m
Loan Origination Fees	9,059	11,612	-22.0
Gain on Sale of Loans	11,469	15,761	-27.2
Gain (Loss) on Sale of Servicing	8,709	3,557	144.8
Loan Servicing Fees	12,602	12,921	-2.5
Amortization and Impairment of Servicing Assets,
Net of Hedging	(9,726)	(5,963)	63.1
Other Revenues	1,316	1,029	27.9
Total Net Revenues	36,796	45,040	-18.3

Salaries, Pension, and Other Employee Expense	18,399	21,825	-15.7
Other Expenses	12,304	12,330	-0.2
Income Before Income Taxes	6,093	10,885	-44.0
Income Taxes	2,398	4,410	-45.6
Net Income	$3,695	$6,475	-42.9

Total Mortgage Loan Originations:	$1,043,456	$1,382,946	-24.5
Percent retail	36.70%	39.40%
Percent wholesale	54.81%	53.87%
Percent brokered*	8.49%	6.73%
Refinancings as a Percent of Total Originations	13.21%	15.86%
Return on Average Equity	21.11%	25.21%

Year to Date

Net Interest Income	$12,261	$17,264	-29.0%
Provision for Loan Losses	66	(2,128)	n/m
Loan Origination Fees	25,417	37,267	-31.8
Gain on Sale of Loans	33,977	61,798	-45.0
Gain (Loss) on Sale of Servicing	14,432	6,386	126.0
Loan Servicing Fees	38,939	41,215	-5.5
Amortization and Impairment of Servicing Assets,
Net of Hedging	(21,606)	(21,820)	-1.0
Other Revenues	3,463	2,499	38.6
Total Net Revenues	106,949	142,481	-24.9

Salaries, Pension, and Other Employee Expense	54,328	69,081	-21.4
Other Expenses	36,052	42,987	-16.1
Income Before Income Taxes	16,569	30,413	-45.5
Income Taxes	6,625	12,368	-46.4
Net Income	$9,944	$18,045	-44.9

Total Mortgage Loan Originations:	$2,986,445	$4,769,740	-37.4
Percent retail	36.23%	37.41%
Percent wholesale	55.25%	57.21%
Percent brokered*	8.51%	5.38%
Refinancings as a Percent of Total Originations	13.71%	31.61%
Return on Average Equity	18.94%	23.42%

At September 30:

Owned Servicing Portfolio Balance	$9,963,018	$10,462,423	-4.8%
Weighted average interest rate	7.72%	7.49%
Delinquency ratio (30+ days):	7.01%	6.39%
FNMA/FHLMC	2.42%	2.28%
GNMA	7.99%	7.41%
Servicing Asset	$133,288	$127,869	4.2

* Loans on which the Corporation receives loan origination fees, but which are funded, closed, and owned by unrelated third parties.

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
			%
Home Equity Lending	2000	1999	Change
Third Quarter

Net Interest Income - Unsold Loans and Other	$3,866	$2,807	37.7%
I/O Strip Interest Income	3,574	1,727	106.9
Trading Gains	1,832	(708)	358.8
Loan Origination Fees	4,683	1,545	203.1
Gain on Sales of Loans	11,585	4,035	187.1
Servicing Income, net	1,574	883	78.3
Other Income	507	509	-0.4
Total Net Revenues	27,621	10,798	155.8

Salaries, Pension, and Other Employee Expense	10,812	5,293	104.3
Other Expense	10,103	2,951	242.4
Income before Income Taxes	6,706	2,554	162.6
Income Taxes	2,745	0
Net Income	$3,961	$2,554

Loan Volume	$192,965	$97,545	97.8
Secondary Market Delivery	208,991	74,869	179.1
Gain on Sale as Percentage of Loans Securitized	5.54%	5.39%
Return on Average Equity (Taxable Equivalent for 1999)	30.56%	13.16%

Year to Date

Net Interest Income - Unsold Loans and Other	$12,269	$9,175	33.7%
I/O Strip Interest Income	8,916	4,693	90.0
Trading Gains	10,123	(322)	3243.8
Loan Origination Fees	11,513	3,861	198.2
Gain on Sales of Loans	23,865	12,630	89.0
Servicing Income, net	3,977	2,426	63.9
Other Income	860	1,213	-29.1
Total Net Revenues	71,523	33,676	112.4

Salaries, Pension, and Other Employee Expense	26,807	14,694	82.4
Other Expense	27,190	10,096	169.3
Income before Income Taxes	17,526	8,886	97.2
Income Taxes	7,011	0
Net Income	$10,515	$8,886

Loan Volume	$601,038	$291,785	106.0
Secondary Market Delivery	565,219	320,838	76.2
Gain on Sale as Percentage of Loans Securitized	4.22%	3.94%
Return on Average Equity (Taxable Equivalent for 1999)	25.55%	16.35%

At September 30:

Home Equity Loans (Portfolio and Held for Sale)	$237,060	$216,638	9.4%
Owned Managed Portfolio	$1,068,676	$749,149	42.7
Total Managed Portfolio	$1,283,517	$749,149	71.3
Delinquency Ratio (30+ days)	3.25%	2.61%
Net Capitalized Servicing (Servicing Asset and I/O Strip)	$110,331	$50,308	119.3

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
			%
Commercial Banking	2000	1999	Change
Third Quarter

Net Interest Income	$10,340	$8,028	28.8%
Provision for Loan and Lease Losses	(634)	(402)	57.7
Other Revenues	2,962	2,775	6.7
Total Net Revenues	12,668	10,401	21.8

Salaries, Pension, and Other Employee Expense	5,461	4,164	31.1
Other Expenses	4,243	3,172	33.8
Income Before Income Taxes	2,964	3,065	-3.3
Income Taxes	1,167	1,188	-1.8
Net Income	$1,797	$1,877	-4.3

Return on Average Equity	14.19%	13.73%
Return on Average Assets	0.73%	1.08%
Net Charge-offs	$103	$121	-14.9
Net Interest Margin	4.40%	4.89%

Year to Date

Net Interest Income	$28,906	$22,708	27.3%
Provision for Loan and Lease Losses	(1,802)	(1,404)	28.3
Other Revenues	8,838	8,907	-0.8
Total Net Revenues	35,942	30,211	19.0

Salaries, Pension, and Other Employee Expense	15,834	12,348	28.2
Other Expenses	11,309	9,144	23.7
Income Before Income Taxes	8,799	8,719	0.9
Income Taxes	3,449	3,327	3.7
Net Income	$5,350	$5,392	-0.8

Return on Average Equity	12.88%	14.07%
Return on Average Assets	0.79%	1.11%
Net Charge-offs	$618	$481	28.5
Net Interest Margin	4.50%	4.96%

At September 30:

Securities and Short-Term Investments	$21,980	$47,086	-53.3%
Loans and Leases	974,539	650,380	49.8
Allowance for Loan and Lease Losses	(8,559)	(7,449)	14.9

Interest-Bearing Deposits	828,223	598,249	38.4
Noninterest-Bearing Deposits	96,049	79,605	20.7

Delinquency Ratio (30+ days):
Commercial Loans	0.29%	1.03%
Consumer Loans	1.16%	0.88%

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)

Business Finance	2000	1999
Third Quarter

Net Interest Income	$1,025	n/a
Provision for Loan and Lease Losses	(400)	n/a
Other Revenues	504	n/a
Total Net Revenues	1,129	n/a

Salaries, Pension, and Other Employee Expense	1,017	n/a
Other Expenses	664	n/a
Income Before Income Taxes	($552)	n/a

Net Charge-Offs	211	n/a
Net Interest Margin	3.57%	n/a
Total Fundings of Loans and Leases (Includes Onset since 7/14/00)	27,780	n/a

Year to Date

Net Interest Income	$1,523	n/a
Provision for Loan and Lease Losses	(909)	n/a
Other Revenues	514	n/a
Total Net Revenues	1,128	n/a

Salaries, Pension, and Other Employee Expense	2,141	n/a
Other Expenses	1,338	n/a
Income Before Income Taxes	($2,351)	n/a

Net Charge-Offs	211	n/a
Net Interest Margin	4.15%	n/a
Total Fundings of Loans and Leases (Includes Onset since 7/14/00)	76,178	n/a

At September 30:

Investment in Loans and Leases	$128,151	n/a
Allowance for Loan and Lease Losses	2,581	n/a
Weighted Average Yield	12.86%	n/a
Delinquency ratio (30+ days)	2.19%	n/a

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
			%
Venture Capital	2000	1999	Change
Third Quarter

Net Interest Income	($244)	$3	-8233.3%
Mark to Market Adjustment on Investments	0	1,306	-100.0
Other Revenues	87	(11)	890.9
Total Net Revenues	(157)	1,298	-112.1

Operating Expenses	121	20	505.0
Income Before Income Taxes	(278)	1,278	-121.8
Income Taxes	(112)	491	-122.8
Net Income	($166)	$787	-121.1

Year to Date

Net Interest Income	($604)	($60)	-906.7
Mark to Market Adjustment on Investments	7,452	1,306	470.6
Other Revenues	255	(17)	1600.0
Total Net Revenues	7,103	1,229	477.9

Operating Expenses	310	25	1140.0
Income Before Income Taxes	6,793	1,204	464.2
Income Taxes	2,716	480	465.8
Net Income	$4,077	$724	463.1

At September 30:

Investment in Portfolio Companies (cost)	$4,114	$1,774	131.9
Mark to Market Adjustment	8,758	1,306	570.6
Carrying Value - Portfolio Companies	$12,872	$3,080	317.9

Last Updated on 10/19/00
By IFC1740